Exhibit 23.3

Independent Accountants’ Consent

The Board of Directors

EXCO Resources, Inc.:

We consent to the use of our report dated September 20, 2013, with respect to the statements of revenue and direct operating expenses of EXCO Resources, Inc.’s Acquired Chesapeake Oil and Natural Gas Properties for the years ended December 31, 2012, 2011, and 2010, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

Dallas, Texas

April 7, 2014